Exhibit 10.22

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

FIRST UNITED SECURITY BANK

DIRECTOR RETIREMENT AGREEMENT

THIS DIRECTOR RETIREMENT AGREEMENT (“Agreement”) is made and entered into this 30th day of November, 2011, between First United Security Bank, a bank located in Thomasville, Alabama (“FUSB”), United Security Bancshares, Inc. (“USB”) (FUSB and USB are collectively referred to herein as the “Company”), and J. Lee McPhearson (“Director”).

Article 1

Benefits

The following tables describe the benefits available to the Director, or the Director’s Beneficiary, upon the occurrence of certain events. Capitalized terms have the meanings given them in Article 3.

Table A: Retirement Benefit

Distribution Event	Amount of Benefit	Form of Benefit	Timing of Benefit Distribution
Normal Retirement Date*	$17,109 annually at age 70 ($12,000 beginning benefit increasing by 3% each Plan Year thereafter until Director’s Separation from Service or age 75, whichever comes first)	12 Equal monthly installments	Payments begin: first day of the month following the Normal Retirement Date Duration: 120 consecutive months

Table B: Benefit Available Prior to Retirement

Distribution Event	Amount of Benefit	Form of Benefit	Timing of Benefit Distribution
Early Termination*	Early Termination Annual Benefit (set forth in Schedule A, attached hereto)	12 Equal monthly installments	Payments begin: First day of the month following Normal Retirement Age Duration: 120 consecutive months
Disability*	Disability Annual Benefit (as set forth in Schedule A, attached hereto)	12 Equal monthly installments	Payments begin: First day of the month following Normal Retirement Age Duration: 120 consecutive months
Separation from Service following a Change of Control*	Change of Control Annual Benefit (as set forth in Schedule A, attached hereto)	12 Equal monthly installments	Payments begin: First day of the month following Normal Retirement Age Duration: 120 consecutive months

Table C: Death Benefit

Distribution Event	Amount of Benefit	Form of Benefit	Timing of Benefit Distribution
Death during active service*	Pre-Retirement Death Benefit (as set forth in Schedule A, attached hereto)	12 Equal monthly installments	Payments begin: First day of the month following Director’s death Duration: 120 consecutive months
Death during installment payout of benefit under Table A or Table B	Remainder of unpaid benefits under the applicable Table A or Table B benefit, as if Director had survived	12 Equal monthly installments	Payments begin: on same schedule as if Director had survived Duration: remainder of benefit period under applicable Table A or Table B
Death after Separation from Service but before benefit payments commence	100% of applicable benefit earned under either Table A or Table B prior to Director’s death	12 Equal monthly installments	Payments begin: First day of the month following Director’s death Duration: 120 consecutive months
*	The benefit paid is in lieu of any other benefit under this Agreement.

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

Article 2

Purpose

The purpose of this Agreement is to further the growth and development of the Company by providing the Director with supplemental retirement income, and thereby encourage the Director’s productive efforts on behalf of the Company and the Company’s stockholders, and to align the interests of the Director and those stockholders. The Company promises to make certain payments to the Director, or the Director’s Beneficiary, at retirement, death, or upon some other qualifying event pursuant to the terms of this Agreement.

Article 3

Definitions and Construction

It is intended that this Agreement comply and be construed in accordance with Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder. It is also intended that this Agreement be “unfunded” and maintained for a select group of management or highly compensated employees of the Company, for purposes of the Employee Retirement Income Security Act of 1974, as amended, and not be construed to provide income to the Director or Beneficiary under Code prior to actual receipt of benefits.

Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

3.1	“Beneficiary” shall mean the person(s) designated by the Director, including the estate of the Director, entitled to a benefit under this Agreement, as further described in Article 4.

3.2	“Board” shall mean the Board of Directors of USB.

3.3	“Cause” shall mean:

(a)	Gross negligence, gross neglect or repeated failure of duties;

(b)	Commission of a gross misdemeanor involving moral turpitude or conviction of, or pleading guilty or nolo contendere to, a felony; or

(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director’s service and resulting in an adverse effect on the Company.

3.4	A “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

(a)	Any Person (other than those Persons in control of USB as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of USB in substantially the same proportions as their ownership of stock of USB), who becomes the Beneficial Owner, directly or indirectly, of securities of USB or FUSB representing thirty percent (30%) or more of the combined voting power of USB or FUSB then outstanding securities; or

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

(b)	During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by USB stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) cease for any reason to constitute at least sixty percent (60%) thereof; or

(c)	The stockholders of USB and/or FUSB approve: (A) a plan of complete liquidation of USB or FUSB; or (B) an agreement for the sale or disposition of all or substantially all the assets of USB or FUSB; or (C) a merger, consolidation or reorganization of USB or FUSB with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of USB or FUSB, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) greater than 50% of the combined voting power of the voting securities of USB or FUSB, as the case may be (or the surviving entity, or an entity which as a result of such transaction owns USB or FUSB, as the case may be, or all or substantially all of such Company’s assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation, or reorganization.

Provided, however, that in no event shall a Change of Control be deemed to have occurred, with respect to the Director, if the Director is part of a purchasing group which consummates the Change of Control transaction. The Director shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Director is an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change of Control by a majority of the non-employee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

For purposes of this definition of Change of Control, the following terms have the following meanings:

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

3.5	“Code” shall mean the Internal Revenue Code of 1986, as amended.

3.6

“Disability” shall mean, if Director is covered by a Company-sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury which, in the judgment of a physician who is satisfactory to the Company, prevents the

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

Director from performing substantially all of the Director’s normal duties for the Company. As a condition to receiving any Disability benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board deems appropriate.

3.7	“Early Termination” shall mean Separation from Service before Normal Retirement Age for reasons other than death, Disability, termination for Cause or Separation from Service following a Change of Control.

3.8	“Early Termination Date” shall mean the month, day and year in which Early Termination occurs.

3.9	“Effective Date” shall mean September 1, 2011.

3.10	“Normal Retirement Age” shall mean the Director’s Seventieth (70th) birthday.

3.11	“Normal Retirement Date” shall mean the later of Normal Retirement Age or Separation from Service.

3.12	“Plan Year” shall mean a twelve-month period commencing on September 1st and ending on the following August 31. The initial Plan Year shall commence on the Effective Date.

3.13	“Separation from Service” shall mean that the Director has retired or otherwise has a termination of service from the Company, which complies with the definition of “Separation from Service” under Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

3.14	“Unforeseeable Emergency” shall mean, as defined under Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder, a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director’s spouse, the Director’s beneficiary, or the Director’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Director’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

Article 4

Beneficiary

4.1	Beneficiary. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director’s lifetime. The Director may change a Beneficiary designation at any time by submitting a new form to the Company. Any such change shall follow the same rules as for the original Beneficiary designation and shall automatically supersede the existing Beneficiary form on file with the Company. The Director’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director, or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved.

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

4.2	Failure to Designate a Beneficiary. If Director dies with no Beneficiary designation or without a valid Beneficiary designation on file with the Company, all payments shall be made to the Director’s estate

4.3	Facility of Distribution. If the Company determines in its discretion that a benefit is to be paid to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of that person’s property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall completely discharge the Company from all liability under this Agreement for such benefit.

Article 5

General Limitations

5.1	Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if Director’s service is terminated for Cause.

5.2	Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Director commits suicide within two (2) years after the date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

5.3	Competition after Termination of Service. The Company shall not pay any benefit, or shall cease paying benefits, under this Agreement if the Director, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any other federally insured depository institution headquartered or having a physical presence within a fifty (50) mile radius of the office of the Company or its affiliates in which the Director was most recently employed, which institution is, or may deemed to be, competitive with any business carried on by the Company, within a period of two (2) consecutive years following Separation from Service. In the event the Company determines that the Director has violated the conditions of this Section 5.3 after receiving benefits under this Agreement, the Director shall repay to the Company an amount equal to the benefits paid hereunder, with interest computed at an annual rate of eight percent (8%). In the event that the Company has a right to recoup any benefits paid hereunder, the Company shall also have the right to offset any other payments to be made to the Director by the Company, as allowed by law. This Section 5.3 shall not be applicable in the case of Separation from Service following a Change of Control nor shall it apply in the event the Director is terminated by the Company without Cause (as defined in Section 3.3).

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

Article 6

Administration of Agreement

6.1	Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of this Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

6.2	Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)	Interpreting the provisions of this Agreement;

(b)	Establishing and revising the method of accounting for this Agreement;

(c)	Maintaining a record of benefit payments;

(d)	Establishing rules and prescribing any forms necessary or desirable to administer this Agreement; and

(e)	performing any and all administrative duties under this Agreement.

6.3	Binding Effect of Decisions. The decision or action of the Company with respect to any question arising out of or in connection with the administration, interpretation and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon the Director and the Company and their beneficiaries, survivors, executors, successors, administrators and transferees.

Article 7

Claims and Review Procedures

7.1	Claims Procedure. A Director or Beneficiary (“claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

7.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

7.1.2	Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

7.1.3	Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of this Agreement on which the denial is based;

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; and

(d)	An explanation of this Agreement’s review procedures and the time limits applicable to such procedures.

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

7.2	Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

7.2.1	Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

7.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

7.2.3	Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

7.2.4	Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

7.2.5	Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of this Agreement on which the denial is based; and

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

Article 8

Amendments and Termination

8.1	Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Director. However, the Company may amend this Agreement to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation, Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

8.2	Plan Termination Generally. The Company and Director may terminate this Agreement at any time. The benefits hereunder shall be the amount the Company has accrued with respect to the Company’s obligations hereunder, as of the date of this Agreement is terminated. Except as provided in Section 9.13, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, after such termination, benefit distributions will be made at the earliest distribution event permitted under Article 1 herein.

8.3	Subsequent Changes to Time and Form of Payment. The Company may permit a subsequent change to the time and form of benefit distributions in accordance with the terms described as follows, provided that such change meets the requirements of Section 409A of the Code:

(1)	the subsequent deferral election may not take effect until at least twelve (12) months after the date on which the election is made;

(2)	the payment (except in the case of death, disability, or unforeseeable emergency) upon which the subsequent deferral election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid; and

(3)	in the case of a payment made at a specified time, the election must be made not less than twelve (12) months before the date the payment is scheduled to be paid.

Article 9

Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2	No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain in the service of the Company, nor does it interfere with the Company’s right to discharge the Director. It also does not require the Director to remain in the service of the Company nor interfere with the Director’s right to terminate services at any time.

9.3	Non-Transferability. Neither the Director, his or her Beneficiary, nor his or her legal representative shall have any rights to commute, sell, assign, transfer, place a lien or other encumbrance upon, or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign, transfer or otherwise encumber the right to payments under this Agreement shall be void and have no effect.

9.4	Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

9.5	Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Alabama, except to the extent preempted by the laws of the United States of America.

9.6

Unfunded Arrangement. The Director and his or her Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The assets from which the Director’s benefits shall be paid shall at all times be subject to the claims of the creditors of the Company; and the Director shall have no right, claim or interest in any assets as to which account is deemed to be invested or credited under this Agreement. The Company shall not be obligated to fund its liabilities under this Agreement. Notwithstanding the foregoing, the Company may establish a grantor trust or purchase securities to assist it in meeting its obligations hereunder; provided, however, that in no event shall any Director have any interest in such trust or property other than as an unsecured general creditor. Further, the

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

Company may purchase a life insurance policy on the life of the Director, and such Director shall cooperate with such purchase by undergoing a medical examination or taking such other action as may be necessary to put such insurance into effect. Any life insurance on the Director’s life or other informal funding asset is a general asset of the Company to which the Director has no preferred or secured claim.

9.7	Reorganization. The Company shall not merge or consolidate into or with another Company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8	Entire Agreement. This Agreement and the Schedule A hereto constitute the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

9.9	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.10	Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.11	Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid. The date of such mailing shall be deemed the date of notice, consent or demand. With respect to the Director, any notice, consent or demand shall be addressed to the Director’s last known address as shown on the records of the Company. With respect to the Company or the Board, any notice, consent or demand shall be addressed to P.O. Box 249, Thomasville, Alabama 36784. Any party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

9.12	Restriction on Timing of Distribution. Solely to the extent necessary to comply with Section 409A of the Code, distributions under this Agreement may not commence earlier than six (6) months after a Separation from Service if, pursuant to Section 409A of the Code, the Director is considered a “specified employee.” In the event a distribution is delayed pursuant to this Section, the originally scheduled distribution shall be delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service. If payments are scheduled to be made in installments, the first six (6) months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be paid on their regular schedule. If payment is scheduled to be paid in a lump sum, the lump sum payment shall be delayed and paid instead on the first day of the seventh month.

9.13	Certain Accelerated Payments. The Company may accelerate a payment in the situations described below, provided that such distribution meets the requirements of Treasury Reg. Section 1.409A-3(j)(4).

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

9.13.1	Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any amount in the Director’s income as a result of the failure of this Agreement to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the amount the Company has accrued with respect to the Company’s obligations hereunder, a distribution shall be made as soon as is administratively practicable following the discovery of such failure.

9.13.2	Plan Terminations Under Section 409A of the Code. Notwithstanding anything to the contrary in Section 8.2, if this Agreement terminates and liquidates in the following circumstances, the Company will distribute the amount the Company has accrued with respect to the Company’s obligations hereunder, determined as of the date of the termination of this Agreement, to the Director in a lump sum subject to the above terms:

(a)	The Company terminates and liquidates this Agreement within twelve (12) months of the Company’s dissolution or with the approval of a bankruptcy court, provided that the amounts deferred under this Agreement are included in the Director’s gross income in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received): (i) the calendar year in which this Agreement terminates and liquidates; (ii) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practicable;

(b)	The Company terminates and liquidates this Agreement within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(a)(2)(A)(v) of the Code, provided that all arrangements sponsored by the Company after the change in control event that are treated as having been deferred under a single plan (as determined in accordance with Section 409A of the Code) are terminated and liquidated with respect to each participant who experienced a change in control event, so the Director and all participants in such arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination and liquidation of the arrangements; or

(c)	The Company terminates and liquidates, in addition to this Agreement, all arrangements sponsored by the Company that would be aggregated with this Agreement (as determined in accordance with Section 409A of the Code) if the Director had deferrals of compensation under all of the arrangements, no payments in liquidation of this Agreement are made within twelve (12) months of the termination and liquidation but all payments are made within twenty-four (24) months of the termination and liquidation, the Company does not adopt any new arrangements that would be aggregated with this Agreement under Section 409A of the Code if the Director participated in such arrangements at any time within three (3) years following the date of such termination and liquidation, and the termination and liquidation does not occur proximate to a downturn in the financial health of the Company.

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

9.14	Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

9.15	Financial Hardship. If an Unforeseeable Emergency occurs, the Director may petition the Board to receive a distribution from this Agreement (a “Hardship Distribution”). The Board in its sole discretion may grant such petition. If granted, the Director shall receive, within sixty (60) days, a Hardship Distribution from this Agreement only to the extent deemed reasonably necessary, as defined under Section 409A of the Code, plus an amount necessary to pay taxes or penalties reasonably anticipated to result from the distribution after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation would not itself cause severe financial hardship). In any event, the maximum amount which may be paid out pursuant to this Section 9.15 is the amount the Company has accrued with respect to the Company’s obligations hereunder, as of the day that the Director petitioned the Board to receive a Hardship Distribution under this Section 9.15. At the time of any Hardship Distribution, the amount the Company has accrued with respect to the Company’s obligations hereunder shall be reduced by the amount of the Hardship Distribution and the benefits to be paid under Article 1 hereof shall reflect such reduced amount.

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

IN WITNESS WHEREOF, the Director and duly authorized representatives of the Company have signed this Agreement as of the date indicated above.

DIRECTOR:	Company:

First United Security Bank

/s/ J. Lee McPhearson	By	/s/ Hardie B. Kimbrough
J. Lee McPhearson	Title	Chairperson

United Security Bancshares, Inc.

	By	/s/ Hardie B. Kimbrough
	Title	Chairperson

First United Security Bank DIRECTOR RETIREMENT AGREEMENT

BENEFICIARY DESIGNATION FORM

( )	New Designation
( )	Change in Designation

I,                                         , designate the following as Beneficiary under the Agreement:

Primary:	%
Name Relationship	%
Name Relationship
Contingent:	%
Name Relationship	%
Name Relationship

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•	To name your estate as Beneficiary, please write “Estate of [your name]_”.

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death.

Name:
Signature:	Date:

Received by the Plan Administrator [Company] this      day of         , 2

By:
Title:

				Director Retirement Plan				Plan Year Reporting
				Schedule A
J. Lee McPhearson
Birth Date: 10/6/1953 Plan Effective Date: 9/1/2011 Normal Retirement: 10/6/2023, Age 70 Normal Retirement Payment: Monthly for 10 Years				Early Termination Annual Benefit [3] Amount Payable at Normal Retirement Age		Disability Annual Benefit [3] Amount Payable at Normal Retirement Age		Change in Control Annual Benefit [3] Amount Payable at Normal Retirement Age		Pre-retire. Death Benefit Annual [3] Benefit
	Discount	Benefit	Accrual		Based on		Based on		Based on	Based on
Values	Rate	Level [2]	Balance	Vesting	Accrual	Vesting	Benefit	Vesting	Benefit	Benefit
as of	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
Aug 2012 [1]	6.00%	12,360	5,419	100.00%	1,401	100%	12,360	100%	17,109	17,109
Aug 2013	6.00%	12,731	11,355	100.00%	2,766	100%	12,731	100%	17,109	17,109
Aug 2014	6.00%	13,113	17,872	100.00%	4,101	100%	13,113	100%	17,109	17,109
Aug 2015	6.00%	13,506	25,045	100.00%	5,413	100%	13,506	100%	17,109	17,109
Aug 2016	6.00%	13,911	32,965	100.00%	6,710	100%	13,911	100%	17,109	17,109
Aug 2017	6.00%	14,329	41,742	100.00%	8,003	100%	14,329	100%	17,109	17,109
Aug 2018	6.00%	14,758	51,519	100.00%	9,304	100%	14,758	100%	17,109	17,109
Aug 2019	6.00%	15,201	62,483	100.00%	10,629	100%	15,201	100%	17,109	17,109
Aug 2020	6.00%	15,657	74,901	100.00%	12,001	100%	15,657	100%	17,109	17,109
Aug 2021	6.00%	16,127	89,184	100.00%	13,459	100%	16,127	100%	17,109	17,109
Aug 2022	6.00%	16,611	106,102	100.00%	15,082	100%	16,611	100%	17,109	17,109
Aug 2023	6.00%	17,109	127,784	100.00%	17,109	100%	17,109	100%	17,109	17,109
Starting September 1, 2023, only interest is accrued
Oct 2023	6.00%	17,109	129,065	100.00%	17,109	100%	17,109	100%	17,109	17,109

October 6, 2023 Retirement; November 1, 2023 First Payment Date

[1]	The first line reflects 12 months of data, September 2011 to August 2012.
[2]	The benefit amount is based on a $12,000 beginning benefit, inflating at 3% each year to $17,109 at normal retirement.
[3]	The annual benefit amount will be distributed in 12 equal monthly payments for a total of 120 monthly payments.
*	IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.